SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

SUNBERTA RESOURCES INC.
 (Exact name of registrant as specified in its charter)

Nevada	N/A
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

45 Cove Park Road NE Calgary, AB Canada	T3K 5XB
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange of which each class is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  [   ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  [X]

Securities Act registration statement file number to which this form relates: 333-143597
 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value of $0.001
 (Title of class)

Item 1.  Description of Registrant’s Securities to be Registered.

The description of securities contained in Registrant’s Registration Statement on Form SB-2, as amended, filed with the commission (File No. 333-143597) is incorporated by reference into this registration statement.

Item 2.  Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation(1)
3.2	Certificate of Change Pursuant to NRS78.209(3)
3.3	Bylaws(1)
5.1	Opinion of Mr. Ronald Serota, Esq. of the Corporate Law Center, regarding the legality of the securities being registered(1)
10.1	Lending Agreement with Kelly Sundberg(1)
10.2	Share Exchange Agreement dated, November 16, 2006(1)
10.3	Loan Agreement, dated March 26, 2008(4)
23.2	Consent of Schumacher &Associates(1)
23.3	Consent of geoligist Clyde Smith, PhD., P.Eng.(2)
99.1	Technical Report on the Sombrio River and Loss Creek Placer Gold Claims by Clyde Smith, PhD on Canadian National Instrument Form 43-101.(1)

(1) Filed as an exhibit to the Registration Statement on Form SB-2 on June 8, 2007.
(2) Filed as an exhibit to the Amended Registration Statement on Form SB-2 on June 26, 2007.
(3) Filed as an exhibit to the Current Report on Form 8-K on January 11, 2008.
(4) Filed as an exhibit to the Current Report on Form 8-K on March 28, 2008.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DATE: June 11, 2008

Sunberta Resources Inc.

By:       /s/ Kelly Sundberg
             Kelly Sundberg
Title:    President, Secretary, Treasurer and Director
(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)